                               PROXY STATEMENT
                           PURSUANT TO SECTION 14(A)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:
[   ]  Preliminary Proxy Statement
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to section 240.14a-11(c) or section 240.14a-12

                           HECLA MINING COMPANY
               (Name of Registrant as Specified in Its Charter)

                           HECLA MINING COMPANY
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):   N/A
[   ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
       14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
[   ]  $500 per Each Party to the Controversy Pursuant to Exchange Act Rule
       14a-6(i)(3).
[   ]  Fee Computed on Table Below Per Exchange Act Rules 14a-6(i)(4)
       and 0-11.

  (1)  Title of Each Class of Securities to Which Transaction Applies:

  (2)  Aggregate Number of Securities to Which Transaction Applies:

  (3) Per Unit Price or Other Underlying Value of Transaction Computed Pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

  (4)  Proposed Maximum Aggregate Value of Transaction:

  (5)  Total fee paid:

[   ]  Fee Paid Previously with Preliminary Materials.

[   ]  Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)    Amount Previously Paid:

   (2)    Form, Schedule, or Registration Statement No:

   (3)    Filing Party:

   (4)    Date Filed:

[Hecla Logo]



                                                   March 31, 2000



Dear Shareholder:


     You are cordially invited to attend the Annual Meeting of Shareholders of Hecla Mining Company, which will be held at the corporate offices, located at 6500 Mineral Drive in Coeur d'Alene, Idaho, on Friday, May 5, 2000, at 10 a.m., Pacific Daylight Time.

     The annual meeting will involve the election of three directors and the selection of auditors for 2000. In addition, reports of the Corporation's operations and other matters of interest will be made at the meeting. For information with respect to these matters, please refer to the Notice of Meeting and Proxy Statement, which are enclosed. Your Board of Directors respectfully recommends that you vote to elect the directors nominated and vote to approve the selection of the auditors.

     It  is  important  that your shares be  represented  at  the meeting whether or not you are personally able to attend. You are therefore urged to complete, date and sign the accompanying proxy and mail it in the enclosed postage paid envelope as promptly as possible.

    Thank you for your cooperation.

                                 Sincerely,


                                 /s/ Arthur Brown

                                Arthur Brown
                                Chairman, President and
                                 Chief Executive Officer

                      HECLA MINING COMPANY
                       6500 Mineral Drive
                 Coeur d'Alene, Idaho 83815-8788
                      ---------------------

            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          to be held on
                           May 5, 2000

To the Shareholders of
HECLA MINING COMPANY:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Hecla Mining Company (the "Corporation") will be held at the corporate offices located at 6500 Mineral Drive in the city of Coeur d'Alene, state of Idaho, on Friday, May 5, 2000, at 10 a.m., Pacific Daylight Time, for the following purposes:

     (1) To elect three members of the Board of Directors of  the
Corporation  to  serve  for  three-year  terms  or  until   their
respective successors are elected and have qualified;

    (2)    To   consider   and  vote  upon   the   selection   of
PricewaterhouseCoopers  LLP  as  independent  auditors   of   the
Corporation for the fiscal year ending December 31, 2000; and

    (3) To transact such other business as may properly come before the annual meeting or any postponements or adjournments thereof.

     The close of business on March 13, 2000, has been fixed as the record date for the determination of the shareholders entitled to notice of, and to vote at, the annual meeting and at any postponements or adjournments thereof.

                               By Order of the Board of Directors


                               MICHAEL B. WHITE
                               Secretary

March 31, 2000
------------------------------------------------------------------

     Whether or not you plan to attend the Annual Meeting, please complete, sign and date the accompanying proxy and mail it at once in the enclosed envelope, which requires no additional postage if mailed in the United States. Your proxy will be revocable, either in writing or by voting in person at the Annual Meeting, at any time prior to its exercise.
------------------------------------------------------------------

                      HECLA MINING COMPANY
                       6500 Mineral Drive
                 Coeur d'Alene, Idaho 83815-8788
                          208-769-4100
                       -------------------

                  P R O X Y  S T A T E M E N T
                           Relating to
                 ANNUAL MEETING OF SHAREHOLDERS
                    to be held on May 5, 2000
                       ------------------

                          INTRODUCTION

     This Proxy Statement is being furnished by the Board of Directors of Hecla Mining Company, a Delaware corporation (the "Corporation"), to holders of shares of the Corporation's Common Stock, par value $0.25 per share (the "Common Stock"), in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting of Shareholders of the Corporation to be held on Friday, May 5, 2000, and any postponements or adjournments thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement is first being mailed to shareholders on or about March 31, 2000.

                   PURPOSES OF ANNUAL MEETING

Election of Directors

     At the Annual Meeting, shareholders entitled to vote (see "Voting at Annual Meeting") will be asked to consider and to take action on the election of three directors to the Corporation's Board of Directors, each to serve for a three-year term (see "Election of Directors").

Selection of Independent Auditors

     At the Annual Meeting, shareholders also will be asked to consider and to take action on the selection of PricewaterhouseCoopers LLP as independent auditors of the Corporation for the fiscal year ending December 31, 2000 (see "Approval of Auditors").

                    VOTING AT ANNUAL MEETING

General

    The Board of Directors of the Corporation has fixed the close of business on March 13, 2000, as the record date (the "Record Date") for determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were issued and outstanding 66,782,464 shares of Common Stock entitled to vote. A majority of such shares will constitute a quorum for the transaction of business at the Annual Meeting. The holders of record on the Record Date of the shares entitled to be voted at the Annual Meeting are entitled to cast one vote per share on each matter submitted to a vote at the
Annual Meeting. Directors are elected by a plurality of the votes cast by the holders of the Common Stock at a meeting at which a quorum is present. "Plurality" means that the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. Consequently, any shares not voted (whether by abstentions, broker nonvotes or otherwise) have no impact in the election of directors except to the extent the failure to vote for an individual results in another individual receiving a larger number of votes. The approval of the independent auditors requires the favorable vote of the holders of a majority of the shares present at the meeting, provided a quorum is present. Abstentions would have the effect of negative votes; broker nonvotes are not counted for purposes of determining the number of shares present, and thus would have no effect on the approval of the auditors.

Proxies

     Shares of Common Stock which are entitled to be voted at the Annual Meeting and which are represented by properly executed proxies will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated on any proxy, the shares represented by such proxy will be voted:
(1) FOR the election of each of the three nominees for election as directors; (2) FOR the approval of PricewaterhouseCoopers LLP as the Corporation's independent auditors; and (3) in the discretion of the proxy holder as to any other matters which may properly come before the Annual Meeting. A shareholder who has executed and returned a proxy may revoke it at any time before it is voted at the Annual Meeting by executing and returning a proxy bearing a later date, by giving written notice of revocation to the Secretary of the Corporation or by attending the Annual Meeting and voting in person. Attendance in person at the Annual Meeting will not, in itself, be sufficient to revoke a proxy.

    The Corporation will bear all the costs and expenses relating to the solicitation of proxies, including the costs of preparing, printing and mailing this Proxy Statement and accompanying material to shareholders. In addition to the solicitation of proxies by use of the mails, the directors, officers and employees of the Corporation, without additional compensation, may solicit proxies personally or by telephone or otherwise. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of the shares of Common Stock held by such persons, and the Corporation will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with such activities.

                      ELECTION OF DIRECTORS

      In accordance with the Corporation's Certificate of Incorporation, its Board of Directors is divided into three classes. The terms of office of the directors in each of such classes expire at different times. The terms of Messrs. Arthur Brown, John E. Clute and Joe Coors, Jr. will expire at the Annual Meeting of Shareholders in 2000. Messrs. Brown, Clute and Coors have been designated by the Board of Directors of the Corporation as nominees for election as directors of the Corporation each for a three-year term expiring in 2003. The terms of Messrs. Ted Crumley, Charles L. McAlpine and Jorge E. Ordonez will expire in 2001. The terms of Messrs. Leland O. Erdahl, Thomas J. O'Neil and Paul A. Redmond will expire in 2002.

     It is intended that the proxies solicited hereby will be voted FOR election of the nominees for directors listed below, unless authority to do so has been withheld. The Board of Directors knows of no reason why any of its nominees will be unable or unwilling to accept election. However, if any nominee becomes unable to accept election, the Board will either reduce the number of directors to be elected or select substitute nominees submitted by the Directors Nominating Committee of the Board of Directors. If substitute nominees are selected, proxies will be voted in favor of such nominees.

Nominees

     The nominees for directors for terms which will expire in 2003 are as follows:

                                                          Year First
                                                  Age at    Became
Principal Occupation and Other Directorships   May 5, 2000 Director
--------------------------------------------------------------------

ARTHUR BROWN.  Chairman of the Board  of
Directors of the Corporation since  June
1987;  also  Chief Executive Officer  of
the    Corporation   since   May   1987;
President  of the Corporation since  May
1986;  Chief  Operating Officer  of  the
Corporation from May 1986 to  May  1987;
Executive   Vice   President   of    the
Corporation from May 1985 to  May  1986;
held various positions as an officer  of
the Corporation since 1980; employed  by
the  Corporation  since 1967;  Director,
AMCOL   International  Corporation   (an
American  industrial minerals  company);
Director,   Idaho   Independent    Bank;
Director,   Southern   Africa   Minerals
Corporation (a Canadian mining company)           59        1983

JOHN E. CLUTE.  Dean, Gonzaga University
School  of Law since August 1991; Senior
Vice  President,  Human  Resources   and
General   Counsel   of   Boise   Cascade
Corporation (manufacturer of  paper  and
forest  products)  from  1982  to  1991;
employed by Boise Cascade Corporation in
various  other  capacities  since  March
1965; Director,  The  Jundt Growth Fund,
Inc.; Director, Jundt Funds, Inc. (Jundt
U.S.   Emerging   Growth   Fund,   Jundt
Opportunity Fund  and  Jundt Twenty-Five
Fund); Director, American  Eagle  Funds,
Inc.    (American     Eagle      Capital
Appreciation  Fund  and  American  Eagle
Twenty Fund); Director, RealResume, Inc.
(computerized  employment and  personnel
services)                                         65        1981

JOE COORS, JR. Chairman of the Board and
Chief Executive Officer, CoorsTek,  Inc.
(formerly Coors Ceramics Company)  since
1985;   Chairman,  Air  Force   Memorial
Foundation                                        58        1990

Remaining Directors

      The remaining directors whose present terms of office will continue after the meeting and will expire in 2001 are as follows:
                                                          Year First
                                                  Age at    Became
Principal Occupation and Other Directorships   May 5, 2000 Director
--------------------------------------------------------------------

TED  CRUMLEY.  Senior Vice President and
Chief Financial Officer of Boise Cascade
Corporation (manufacturer of  paper  and
forest  products) from  1994 to present;
Vice President andController  of   Boise
Cascade Corporation  from 1990 to  1994;
other positions held at  Boise   Cascade
Corporation from 1972 to 1990; Director,
Boise    Cascade     Office     Products
Corporation from 1995 to present                  55        1995

CHARLES   L.  McALPINE.   President   of
Arimathaea Resources Inc. (Canadian gold
exploration company) from December  1982
to  June  1992;  President  of  Campbell
Chibougamau Mines Ltd. (Canadian copper-
gold  mining company) from 1969 to 1979;
Director,    First   Tiffany    Resource
Corporation;     Director,     Goldstake
Explorations   Inc.;  Director,   Postec
Systems Inc.                                      66        1989

JORGE  E.  ORDONEZ C.   Director,  Altos
Hornos   de   Mexico,  S.A.   de   C.V.;
Director,    Minera   Carbonifera    Rio
Escondido, S.A. de C.V.; Director, Grupo
Acerero   del  Norte,  S.A.   de   C.V.;
Director,  Fischer-Watt Gold Co.,  Inc.;
Vice President, Minera Montoro, S.A.  de
C.V.;   President  and  Chief  Executive
Officer,    Ordonez-Profesional    S.C.;
former Chief Executive Officer, Empresas
Frisco,  S.A.  de  C.V.;  former   Chief
Executive  Officer, Alfa Industrias-Div.
Minas                                             60        1994

      The remaining directors whose present terms of office will continue after the meeting and will expire in 2002 are as follows:
                                                          Year First
                                                  Age at    Became
Principal Occupation and Other Directorships   May 5, 2000 Director
--------------------------------------------------------------------

LELAND O. ERDAHL.  Vice President, Chief
Financial  Officer  and  Director,  Amax
Gold,  Inc.,  from March  1997  to  June
1998;  Consultant from November 1984  to
July 1987 and from January 1992 to 1995;
President   of  Stolar,  Inc.  (geologic
imaging  and radio communications)  from
July 1987 to January 1992; President  of
Albuquerque  Uranium  Corporation   from
November  1987  to 1992;  President  and
Chief   Executive  Officer  of  Ranchers
Exploration  and Development Corporation
("Ranchers")  from  July  1983  to  July
1984;  held  various  positions  as   an
officer of Ranchers since 1970; Trustee,
John  Hancock  Mutual  Funds;  Director,
Canyon  Resources Corporation; Director,
Uranium Resources Inc.                            71        1984

THOMAS  J. O'NEIL.  President and  Chief
Operating    Officer,   Cleveland-Cliffs
Inc., since January 2000; Executive Vice
President - Operations, Cleveland-Cliffs
Inc., from October 1995 through December
1999; employed by Cleveland-Cliffs Inc.,
as   an  officer  since  November  1991;
employed   as  an  officer  of   certain
operating    subsidiaries   of    Cyprus
Minerals  Corporation from October  1987
through  November 1991;  Director,  Lake
Superior    and    Ishpeming    Railroad
(subsidiary  of Cleveland-Cliffs  Inc.);
Member, National Academy of Engineering           60        1996

PAUL  A. REDMOND. Chairman of the  Board
and    Chief   Executive   Officer    of
Washington  Water Power Company  ("Water
Power")   (electric  and   natural   gas
utility, now Avista Corp.) from May 1985
to  July 1998; held various positions as
an  officer  of Water Power since  1978;
Director, ITRON, Inc.; Director,  Source
Capital   Corporation;   Director,  U.S.
Bancorp; Director, Hecla Mining  Company
from 1988 to 1994                                 63        1998

        CERTAIN INFORMATION ABOUT THE BOARD OF DIRECTORS
                   AND COMMITTEES OF THE BOARD


      The  Board of Directors met seven times during  1999.   The
standing committees of the Board of Directors are the Executive, Audit, Compensation, Directors Nominating, Technical and Finance committees.

      The Executive Committee, the members of which are Messrs. Brown (Chairman), Clute, Crumley, Erdahl and Redmond, met twice in 1999. The Executive Committee is empowered with the same authority as the Board of Directors in the management of the business of the Corporation, except for certain matters enumerated in the Corporation's By-Laws which are specifically reserved to the full Board of Directors.

      The Audit Committee, the members of which are Messrs. McAlpine (Chairman), Erdahl, O'Neil and Ordonez, met twice in 1999. The Audit Committee's principal functions are to meet with the Corporation's independent auditors to review the financial statements contained in the Annual Report, to review the
Corporation's system of internal accounting controls and to report to the Board of Directors thereon.

      The Compensation Committee, the members of which are Messrs. Clute (Chairman), Coors, Crumley, Erdahl and Redmond, met twice in 1999. The Compensation Committee's principal functions are to make recommendations to the Board of Directors concerning the compensation of executive officers of the Corporation and to administer the Corporation's stock-based plans.

     The Directors Nominating Committee, the members of which are Messrs. Erdahl (Chairman), Clute, McAlpine and Ordonez, did not meet in 1999. The Directors Nominating Committee reviews and recommends to the Board of Directors nominees for election as directors at the Annual Meeting of Shareholders and nominees to fill vacancies on the Board of Directors. The Directors Nominating Committee will consider persons recommended by shareholders as nominees for election as directors, which recommendations are submitted in writing to the Secretary of the Corporation and include a statement as to the qualifications and willingness of such persons to serve on the Corporation's Board of Directors.

      The Technical Committee, the members of which are Messrs. Erdahl (Chairman), McAlpine, O'Neil and Ordonez, met twice in 1999. The principal functions of the Technical Committee are to make recommendations to the Board of Directors concerning the advisability of proceeding with the exploration, development, acquisition or divestiture of mineral properties and/or operations.

      The Finance Committee, the members of which are Messrs. Coors (Chairman), Crumley, O'Neil and Ordonez, met one time in 1999. The principal functions of the Finance Committee are to develop and set the Corporation's long-term investment policies and to review the performance of the investment managers of the Corporation's pension trusts.

                    COMPENSATION OF DIRECTORS

      The Corporation compensates directors who are not employees of the Corporation for their services as follows: (i) a retainer fee of $2,000 per calendar quarter; (ii) $1,000 for each director's meeting attended; (iii) $800 for attending any meeting of any Committee of the Board; (iv) $500 for participation in each telephonic Board meeting; and (v) $400 for participation in each telephonic Committee meeting.

      In August 1994, the Corporation adopted a new Deferred Compensation Plan for directors which commenced January 1, 1995 (the "1994 Plan"). The prior plans were terminated, and all amounts deferred thereunder were rolled over into the 1994 Plan. The 1994 Plan provides that all directors' fees and retainers may be deferred; interest is to be credited monthly on all deferred accounts at 1.23 times the Moody's long-term bond rate;
distributions may be made at the election of the director on a lump-sum, annual or monthly basis; distributions for unforeseeable financial emergencies are permitted before and after retirement; and a grantor trust is established to receive distributions from the Corporation to provide for the obligations of the Corporation pursuant to the 1994 Plan. Interest accrued in 1999 for the accounts of directors, under the 1994 Plan, amounted to an aggregate of $23,381.

      In March 1995, the Corporation adopted the Hecla Mining Company Stock Plan for Nonemployee Directors (the "Directors Stock Plan"), which became effective following shareholder approval on May 5, 1995, and is subject to termination by the Board of Directors at any time. Pursuant to the Directors Stock Plan, each nonemployee director is credited with 1,000 shares of the Common Stock on May 30 of each year. Nonemployee directors joining the Board of Directors after May 30 of any year are credited with a pro rata number of shares based upon the date they join the Board. All credited shares are held in a grantor trust, the assets of which are subject to the claims of the Corporation's creditors, until delivered under the Directors Stock Plan. Delivery of the shares from the trust occurs upon the earliest of (i) death or disability; (ii) retirement from the Board; (iii) a cessation of the director's service for any other reason; or (iv) a Change in Control of the Corporation (as defined). Subject to certain restrictions, directors may elect delivery of the shares on such date or in annual installments thereafter over 5, 10 or 15 years. The shares of Common Stock credited to nonemployee directors pursuant to the Directors Stock Plan may not be sold until at least six months following the date they are credited. The maximum number of shares of Common Stock which may be credited pursuant to the Directors Stock Plan is 120,000. Each nonemployee director of the Corporation then serving was credited with 1,000 shares of Common Stock on May 30, 1999.

               COMPENSATION OF EXECUTIVE OFFICERS

Report of the Compensation Committee on Executive Compensation

Overall Policy
--------------

      Compensation of the Corporation's executive officers rests in the discretion of the Board of Directors, and the Compensation Committee of the Board of Directors is charged with considering specific information and making recommendations to the full Board with respect to compensation matters. The Compensation Committee is currently comprised of five nonemployee directors who are appointed annually by the Corporation's Board of Directors. The Compensation Committee's consideration and recommendations regarding executive compensation are guided by a number of factors including overall corporate performance and returns to shareholders. The overall objectives of the Corporation's executive compensation package are to attract and to retain the best possible executive talent, to motivate the Corporation's executives to achieve goals consistent with the Corporation's business strategy, to provide an identity between executive and shareholder interests through stock-based plans and finally, to provide a compensation package that recognizes an executive's individual contributions in addition to the Corporation's overall business results.

       The Compensation Committee periodically reviews the Corporation's executive compensation program. The Compensation Committee met twice in 1999 to consider various components of the executive compensation program. In making recommendations concerning executive compensation, the Committee reviews reports published by independent compensation consultants assessing compensation programs and reviews the Corporation's executive compensation, corporate performance, stock price appreciation and total return to shareholders against a peer group of public corporations made up of the Corporation's most direct competitors for executive talent. Because most executive skills and expertise are transferable between industries and business segments, the Compensation Committee believes the Corporation's most direct competitors for executive talent are not limited to those companies included in the peer group established for comparing shareholder returns. Thus, the Corporation's peer group used for compensation analysis includes, but is not limited to, the selected peer group identified in the Performance Graph shown on page 10. The Compensation Committee's periodic review ensures an ongoing evaluation of the correlation between the Corporation's performance and its executive compensation in the context of, and in comparisons to, the compensation programs of other companies.

      The Compensation Committee recommends to the Board of Directors compensation levels and programs for the Chief Executive Officer and all Vice Presidents ("executive officers" as used in this report), including the individuals whose compensation is detailed in this proxy statement. In reviewing individual performance of executives whose compensation is detailed in this proxy statement, the Compensation Committee takes into account the views of Mr. Brown, the Corporation's Chief Executive Officer.

     The key elements of the Corporation's executive compensation consist of base salary, annual cash performance payments and stock-based grants. The Compensation Committee's policies with respect to each of these elements, including the basis for the compensation awarded to Mr. Brown, are discussed below. In addition, while the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package afforded by the Corporation to the individual executive, including deferred compensation, pension benefits, supplemental retirement benefits, severance plans, insurance and other benefits, as well as the programs described below. While the Committee takes into consideration all of the performance and other factors set forth below in setting base salaries, the Committee's deliberations for setting base salaries are essentially subjective, and no set quantitative formula determines the base salary level of any of the named executives. The Corporation adopted a performance payment plan in 1994 utilizing a quantitative formula to determine an executive's eligibility for annual performance payments in addition to base salary.

     The Committee analyzed the potential impact on the Corporation's executive compensation program of Section 162(m) of the Internal Revenue Code and the regulations thereunder, which generally disallows deductions for compensation in excess of $1.0 million per year to the five most highly compensated executives of a public company. Based upon its analysis, the Committee expects that all of the compensation payable pursuant to its compensation program now in effect will be deductible.

Base Salaries
-------------

      Base salaries for new executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at other companies including those in the peer group.

     Annual salary adjustments which are made in May of each year for a 12-month period from June 1 to May 31 are determined by evaluating the performance of the Corporation and of each executive officer, and also taking into account new responsibilities for any particular officer. In the case of executive officers who are responsible for a particular business unit, such unit's financial, operating, cost containment and productivity results are also considered by the Committee. The Compensation Committee, where appropriate, also considers other corporate performance measures, including changes in market share, productivity, cost control, safety, environmental awareness and improvements in relations with customers, suppliers and employees. The Compensation Committee places a premium on cost containment and productivity for sectors of the Corporation's business that sell gold, silver and other commodities because the prices for these commodities are established by international markets.

      Although the Committee believed that some of the above factors might otherwise justify a base salary increase for certain executives, other factors and the Corporation's lack of profitability resulted in the Board of Directors' determination that no executive officer be granted an increase in base salary in 1999.

       Although the Compensation Committee was satisfied with Mr. Brown's individual performance, based upon a comparison of base salaries of chief executive officers of the new peer group companies, the Corporation's lack of profitability in 1998, and the performance of the Common Stock, the Board of Directors did not increase Mr. Brown's base salary in 1999.

Annual Performance Payment
--------------------------

      In August 1994, the Corporation adopted a formal short-term performance payment plan based on the recommendation of the Compensation Committee. Under the plan, executive officers (eight in 1999) were eligible for annual cash payments based upon a formula established in the plan covering the calendar year 1999 and generally described below. The plan formula for 1999 includes an overall corporate performance element, a departmental performance element, an individual performance element and an asset addition element. Each of these elements was assigned a percentage weight described below, such that all elements combined total 100%. For 1999, corporate performance for all executives other than Messrs. Brown and Kauffman, were assigned a 40% weight, departmental performance was assigned a 20% weight, asset addition was assigned a 30% weight and individual performance was assigned a 10% weight. Mr. Kauffman's performance payment was conditioned on corporate profitability and tied 40% to corporate performance, 30% to achieving goals in each of the Corporations operational segments, 20% to individual performance and 10% to reserve replacement. Mr. Brown's performance payment was tied 100% to corporate performance. The Compensation Committee, based upon recommendations from the Corporation's senior management, established targeted performance goals in key areas called "key success factors" for the corporate performance element. For 1999, the key success factors and measures for the corporate performance included gold and silver production and industrial minerals revenue (45%), operating cash flow after capital expenditures but before financing (25%), cost management (5%) and relative share price (25%). Departmental factors vary for each department, but include such factors as cost management, internal customer service and production goals for metal and industrial minerals operating divisions. Payments under the plan are determined by the application of a performance formula to these key success factors. At the first quarterly board meeting after the end of each year, actual performance results are compared against the targeted performance goals as a percentage of targeted goals for the various key success factors. Actual performance must reach at least 90% of the targeted goals to be included in the performance formula. The key success factors and the percentage weights assigned to each of the elements may be altered from year to year at the discretion of the Compensation Committee. The corporate and departmental performance elements are tied to a formula, while the individual performance element is discretionary and not based upon any specific formula. Individual performance payments for all eligible executives, other than the chief executive officer, are based in significant part upon the recommendations of the chief executive officer. The Compensation Committee reviews and approves individual performance payments for all eligible executives. The Compensation Committee has the sole discretion to increase or decrease the amount of any performance pay under the plan.

      For 1999 performance, the Compensation Committee determined
to   defer  consideration  of  any  performance  pay  under   the
performance payment plan from the first quarterly board meeting until a later meeting in 2000.

Stock-Based Grants
------------------

      The Corporation currently uses two stock-based compensation plans, which are intended to give the Corporation a competitive advantage in attracting, retaining and motivating its officers and key employees, and are intended to provide the Corporation with the ability to provide incentives more directly linked to the profitability of the Corporation's business and increases in shareholder value.

      The 1987 Nonstatutory Stock Option Plan (the "1987 Plan") was approved by the shareholders in 1987 and provides that stock options may be granted to the Corporation's officers and key employees, including the individuals whose compensation is detailed in this Proxy Statement. The right to grant options under this plan expired in February 1997. Certain previously granted options remain available to exercise under the 1987 Plan. All options previously granted under the 1987 Plan were granted at the fair market value of the stock on the date of the grant.

      In May 1995, the shareholders of the Corporation approved the Corporation's 1995 Stock Incentive Plan, which provides for a variety of stock-based grants to the Corporation's officers and key employees, including the individuals whose compensation is detailed in this Proxy Statement. The plan is administered by the Compensation Committee of the Board of Directors. The plan provides for the grant of stock options, stock appreciation rights, restricted stock and performance units to eligible officers and key employees of the Corporation. Stock options under the plan must be granted at 100% of the market value of the stock on the date of the grant. The term of such options is determined by the Compensation Committee, but may not be longer than ten years from the date of grant. A total of 630,000 nonstatutory stock options were granted to executive officers in 1999, representing 85% of the total granted. All options granted to executive officers were granted under the following vesting schedule: 25% of the granted options vested on the date of grant in 1999 and 25% will vest on each of the succeeding three anniversary dates following the original grant. Stock options granted in 1999 to the five named executive officers are summarized in the Summary Compensation Table under Long-Term Compensation Awards-Options.

     In 1999, Mr. Brown was granted nonstatutory stock options to purchase 160,000 shares of Common Stock under the 1995 Stock Incentive Plan at an exercise price of $2.875, which price was the fair market value of the stock on the date of grant. All options granted to Mr. Brown were granted under a vesting schedule where 25%, or 40,000 stock options, were vested on the date of grant in 1999 and 25% will vest on each of the succeeding three anniversary dates following the original grant. Mr. Brown owns 24,962 shares of Common Stock and holds options to purchase an additional 560,000 shares under the 1987 and 1995 plans. In addition, 132,290 shares of Common Stock are held in trust for Mr. Brown under the Corporation's Executive Deferral Plan. The Compensation Committee believes that significant equity interests in the Corporation held by the Corporation's management align the interests of shareholders and management, and the Committee considered this in granting additional options to Mr. Brown.

Conclusion
----------

      The Corporation's executive compensation is primarily based upon individual, departmental and corporate performance and stock price appreciation. In 1999, as in previous years, a significant portion of the Corporation's executive compensation consisted of these performance-based variable elements. The Compensation Committee intends to continue the policy of relating executive compensation to corporate performance and returns to shareholders, recognizing that the ups and downs of the business cycle, particularly in the long-depressed price periods for a large portion of the Corporation's products, from time to time may result in an imbalance for a particular period. The Compensation Committee adjusts for factors such as these, which are beyond an executive's control, by exercising its qualitative judgment rather than employing strict quantitative formulas.

February 18, 2000
                                          John E. Clute, Chairman
                                                   Joe Coors, Jr.
                                                      Ted Crumley
                                                 Leland O. Erdahl
                                                  Paul A. Redmond

       Comparison of Five-Year Cumulative Total Return(1)

Hecla Mining, S&P 500, S&P 500 Gold & Precious Metal Mining Index and Peer Group(1)



                         [    GRAPH   ]




1.   Total  return  assumes  reinvestment  of  dividends  on   a
     quarterly basis.

2.   Peer  Group:  Agnico Eagle Mines Ltd., Battle Mountain  Gold
     Company, Cambior, Inc., Coeur d'Alene Mines Corp., Echo  Bay
     Mines Ltd., Homestake Mining Company, TVX Gold, Inc.








                                              S&P 500 Gold &
   Date            Hecla Mining    S&P 500    Precious Metal    Peer Group
-----------------------------------------------------------------------------

   December 1994   $ 100.00       $ 100.00       $ 100.00        $ 100.00
   December 1995   $  67.90       $ 137.45       $ 112.53        $  95.47
   December 1996   $  55.56       $ 168.93       $ 111.76        $  88.93
   December 1997   $  48.76       $ 225.21       $  73.41        $  50.27
   December 1998   $  35.80       $ 289.43       $  64.34        $  40.67
   December 1999   $  15.43       $ 350.26       $  61.96        $  30.37

-----------------------------------------------------------------------------

                     EXECUTIVE COMPENSATION

Compensation for 1999

      The following table sets forth information regarding the aggregate compensation for the fiscal years ended December 31, 1997, 1998 and 1999, paid or accrued for (i) the Chief Executive Officer of the Corporation, and (ii) the four other most highly paid executive officers of the Corporation.

                  SUMMARY COMPENSATION TABLE(1)

                                                                       Long-
                                                            Other      Term
                                                            Annual    Compen-
Name and Principal                      Annual             Compen-    sation
  Position                   Year    Compensation(2)       sation(3)  Awards
--------------------         ----   -----------------      ---------- -------
                                    Salary      Bonus                 Options(5)

Arthur Brown: Chairman,      1999  $ 402,500   $    - -(4)  $ 139,205   160,000
  President & Chief          1998  $ 402,500   $    -0-     $  33,775   150,000
  Executive Officer          1997  $ 402,500   $    -0-     $  42,339   107,000

Roger A. Kauffman:           1999  $ 265,000   $    - -(4)  $ 16,848    100,000
  Executive Vice President   1998  $ 265,000   $    -0-     $ 13,828     75,000
  & Chief Operating Officer  1997  $ 258,750   $    -0-     $ 10,079     50,000

J. Gary Childress:           1999  $ 220,000   $    - -(4)  $ 18,773     60,000
  Vice President -           1998  $ 220,000   $ 10,333     $ 18,115     60,000
  Industrial Minerals        1997  $ 215,833   $ 11,000     $ 17,942     42,000

Michael B. White:            1999  $ 187,000   $    - -(4)  $ 13,232     75,000
  Vice President -           1998  $ 187,000   $ 21,038     $ 10,907     60,000
  General Counsel &          1997  $ 179,917   $ 20,000     $ 10,885     34,000
  Secretary

John P. Stilwell:            1999  $ 187,000   $    - -(4)  $  8,991     75,000
  Vice President -           1998  $ 187,000   $ 20,126     $  9,732     60,000
  Chief Financial Officer    1997  $ 179,917   $ 36,000     $  8,773     34,000

          1. Information for deleted columns is not required, because no compensation was paid by the Corporation that would require disclosure under any such deleted column.

          2. The annual compensation set forth in the table is based upon salaries of the Chief Executive Officer and other named executives established in May of each year for 12-month periods from June 1 to May 31. This table reflects compensation paid to or earned by the executive officers during the fiscal year ending December 31 of each year.
          3. "Other Annual Compensation" for the last fiscal year includes the following for Messrs. Brown, Kauffman, Childress, White and Stilwell: (i) matching contributions under the Corporation's Executive Deferral Plan of $103,750, $4,920, $2,619, $4,103
          and $2,408 for each named executive, respectively; (ii) the above market portion of interest accrued under the Corporation's Executive Deferral Plan of $29,463, $6,458, $3,440, $5,367 and $3,821 on behalf of each named executive, respectively; (iii) matching contributions under the Corporation's Capital Accumulation Plan of $2,400 for each named executive, respectively; (iv) the dollar value benefit of premium payments for term life insurance coverage of $2,292, $1,520, $724, $362 and $362 for each named executive, respectively; (v) personal tax service provided by consultants at the expense of the Corporation for Mr. Brown, $1,300; Mr. Kauffman, $1,550; Mr. Childress, $800; and Mr. White, $1,000; and (vi) imputed interest of $8,790 on a loan to Mr. Childress.
          4. Consideration of Performance Payments for performance for 1999 under the Corporation's Performance Payment Plan was deferred to a Compensation Committee meeting to be held later in 2000. Any Performance Payments awarded for 1999 performance at this later meeting will be disclosed in the proxy materials for the annual shareholders meeting to be held in 2001.
          5. All options granted to the named executives in 1999 were granted under a vesting schedule described in Option Grants in Last Fiscal Year - footnote 1.

               OPTION GRANTS IN LAST FISCAL YEAR1

                           Individual Grants              Potential Realizable
                                % of                       Value at Assumed
                                Total                     Annual Rate of Stock
                               Options                     Price Appreciation
                               Granted                       for Option Term(2)
                                 to     Exercise
                              Employees  or Base
                    Options  in Fiscal   Price:  Expiration
    Name            Granted     Year     $/Share   Date       5%      10%
-----------------------------------------------------------------------------
Arthur Brown        160,000    21.64%    $2.875   5/7/09   $289,296  $733,136
Roger A. Kauffman   100,000    13.52%    $2.875   5/7/09   $180,810  $458,210
J. Gary Childress    60,000     8.11%    $2.875   5/7/09   $108,486  $274,926
Michael B. White     75,000    10.14%    $2.875   5/7/09   $135,608  $343,658
John P. Stilwell     75,000    10.14%    $2.875   5/7/09   $135,608  $343,658


          1. All options granted were coupled with a Tax Offset bonus which, upon exercise, would approximately equal the federal and state income taxes incurred in exercising the options. 25% of the options were first exercisable on May 7, 1999, and 25% shall vest on May 7 on each of the succeeding three years. All options were granted with an exercise price equal to the fair market value of the Common Stock on the date of grant.
          2. The Potential Realizable Value shown in the table represents the maximum gain if held for the full ten-year term at each of the assumed annual appreciation rates. Gains, if any, are dependent upon the actual performance of the Common Stock and the timing of any sale of the Common Stock received upon exercising the options.

         AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                AND FISCAL YEAR-END OPTION VALUES

       The following table shows information concerning the exercise of stock options during fiscal year 1999 by each of the named executive officers and the fiscal year-end value of unexercised options.

                                            Number of
                     Shares                Unexercised
                    Acquired                Options at          Value of
                       on      Value        FY-End (#)       Unexercised In-
                    Exercise  Realized      Exercisable/    the-Money-Options
  Name                (#)       ($)        Unexercisable         at FY-End
------------------------------------------------------------------------------
Arthur Brown          -0-        -0-      293,000/267,000         -0-
Roger Kauffman        -0-        -0-      103,000/152,000         -0-
J. Gary Childress     -0-        -0-       94,100/102,900         -0-
Michael B. White      -0-        -0-       86,450/110,050         -0-
John P. Stilwell      -0-        -0-       85,650/109,850         -0-

Retirement Plan

      The officers of the Corporation participate in the Hecla Mining Company Qualified Retirement Plan (the "Retirement Plan"), which covers substantially all employees of the Corporation, except for certain hourly employees who are covered by separate plans. Contributions to the Retirement Plan, and the related expense or income, are based on general actuarial calculations and, accordingly, no portion of the Corporation's contributions, and related expenses or income, is specifically attributable to the Corporation's officers. The Corporation was not required to make a contribution for 1999. The Corporation also has an unfunded Supplemental Retirement Benefit Plan adopted in November 1985 (the "Supplemental Plan") under which the amount of any benefits not payable under the Retirement Plan by reason of the limitations imposed by the Internal Revenue Code and/or the Employee Retirement Income Security Act, as amended (the "Acts"), and the loss, if any, due to a deferral of salary made under the Corporation's Executive Deferral Plan and/or the Capital Accumulation Plan will be paid out of the general funds of the Corporation to any employee who may be adversely affected. Under the Acts, the current maximum annual pension benefit payable by the plan to any employee is $135,000 subject to specified adjustments. Upon reaching the normal retirement age of 65, each participant is eligible to receive annual retirement benefits in monthly installments for life equal to, for each year of credited service, 1% of final average annual earnings (defined as the highest average earnings of such employee for any 36 consecutive calendar months during the final 120 calendar months of service) up to the applicable covered compensation level (which level is based on the Social Security maximum taxable wage base) and 1 1/2% of the difference, if any, between final average annual earnings and the applicable covered compensation level. The Retirement Plan and Supplemental Plan define earnings for purposes of the plans to be "a wage or salary for services of employees inclusive of any bonus or special pay including gainsharing programs, contract miner's bonus pay and the equivalent."

       The following table shows estimated aggregate annual benefits under the Retirement Plan and the Supplemental Plan payable upon retirement to a participant who retires in 1999 at age 65 having the years of service and final average annual earnings as specified. The table assumes Social Security covered compensation levels as in effect on January 1, 2000.



Final Average
  Annual                            Years of Credited Service
 Earnings           5       10       15       20       25       30       35
------------------------------------------------------------------------------

$100,000        $ 6,623  $ 13,245 $ 19,868 $ 26,490 $ 33,113 $ 39,735 $ 46,358
 125,000          8,498    16,995   25,493   33,990   42,488   50,985   59,483
 150,000         10,373    20,745   31,118   41,490   51,863   62,235   72,608
 175,000         12,248    24,495   36,743   48,990   61,238   73,485   85,733
 200,000         14,123    28,245   42,368   56,490   70,613   84,735   98,858
 225,000         15,998    31,995   47,993   63,990   79,988   95,985  111,983
 250,000         17,873    35,745   53,618   71,490   89,363  107,235  125,108
 275,000         19,748    39,495   59,243   78,990   98,738  118,485  138,233
 300,000         21,623    43,245   64,868   86,490  108,113  129,735  151,358
 325,000         23,498    46,995   70,493   93,990  117,488  140,985  164,483
 350,000         25,373    50,745   76,118  101,490  126,863  152,235  177,608
 375,000         27,248    54,495   81,743  108,990  136,238  163,485  190,733
 400,000         29,123    58,245   87,368  116,490  145,613  174,735  203,858
 425,000         30,998    61,995   92,993  123,990  154,988  185,985  216,983
 450,000         32,873    65,745   98,618  131,490  164,363  197,235  230,108


     Benefits listed in the pension table are not subject to any deduction for Social Security or other offset amounts. As of
December 31, 1999, the following executive officers have completed the indicated number of full years of credited service:
A. Brown, 32 years; R. A. Kauffman, 21 years; J. G. Childress, 13 years; J. P. Stilwell, 14 years; M. B. White, 19 years; J. T. Langstaff, 36 years and W. B. Booth, 14 years.

Employment Agreements, Termination of Employment Arrangement and
Other Management Arrangements

     The  Corporation  has  entered  into  employment  agreements
(collectively,  the  "Agreements")  with  Messrs.  Booth,  Brown,
Childress, Kauffman, Langstaff, Stilwell and White (collectively, the "Executives" and individually, an "Executive").

     The Agreements were recommended to the Board of Directors by the Compensation Committee and were approved by the Board of Directors on the basis of such recommendation. The Agreements, which are substantially identical except for compensation provisions, provide that each of the Executives shall serve in such executive position as the Board of Directors may direct. The Agreements become effective only upon a "Change of Control" of the Corporation (the "Effective Date"). The term of employment under the Agreements is two years from the Effective Date. The Agreements are automatically renewed for an additional year in November of each year unless the Corporation gives notice of nonrenewal 60 days prior to the renewal date. Under the Agreements, a Change of Control of the Corporation is deemed to occur if a person (including a "group" under Section 13d-3 of the Securities Exchange Act of 1934, as amended, the "Exchange Act") becomes the beneficial owner of 20% or more of the voting power of the Corporation or if, as the result of a tender offer, merger, proxy fight or similar transaction, the persons who were previously directors of the Corporation cease to constitute a majority of the board. The Agreements are intended to ensure that, in the event of a Change of Control, each Executive will continue to receive payments and other benefits equivalent to those he was receiving at the time of a Change of Control for the duration of the term of the Agreement. The Agreements also provide, among other things, that should an Executive's employment be terminated by the Corporation or by the Executive for good reason (other than death, incapacity or misconduct) after the Effective Date of the Agreement, he would receive from the Corporation a lump-sum defined amount generally equivalent to two times the aggregate of his then annual base salary rate and his average annual bonus for the three years prior to the Effective Date. The named executive officers would also be entitled to lump-sum payments representing the difference in pension and supplemental retirement benefits to which they would be entitled on (i) the date of actual termination, and (ii) the end of the two-year employment period under the Agreements. The Corporation would also maintain such Executive's participation in all benefit plans and programs (or provide equivalent benefits if such continued participation was not possible under the terms of such plans and programs) and pay him the full retirement benefits to which he would have been entitled had his employment not been terminated. An Executive whose employment has terminated would not be required to seek other employment in order to receive the defined benefits. The Agreements also provide that the Corporation will make an additional gross-up payment if necessary to place the Executive in the same after-tax position as if no excise tax were imposed by the Internal Revenue Code. Pursuant to the Agreements between the Corporation and each of its named executive officers, if a Change of Control occurred and the named executive officers were each terminated as of December 31, 1999, the named executive officers would be entitled to the following estimated cash payments pursuant to the Agreements: Mr. Brown, $942,390; Mr. Kauffman, $927,984; Mr. Childress, $542,133; Mr.
White, $462,204; and Mr. Stilwell, $474,745. These dollar amounts do not include amounts which would have otherwise been payable to each Executive if the Executive had terminated employment on the day prior to a Change of Control.

     Mr. J. Gary Childress, Vice President - Industrial Minerals, relocated to the Coeur d'Alene, Idaho, headquarters from the Mayfield, Kentucky, headquarters of Kentucky-Tennessee Clay Company in February 1994. The Corporation offset the substantial differential in housing costs between the two locations by loaning Mr. Childress $150,000 at an interest rate of 5.86%, which is currently outstanding and which is secured by a mortgage on his Idaho residence.

            SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                      OWNERS AND MANAGEMENT

     To the knowledge of the Corporation, the following persons beneficially own five percent (5%) or more of the securities of the Corporation as of March 13, 2000:


--------------------------------------------------------------------------------
                  Name & Address of      Amount & Nature of     Percent of Class
Title of Class    Beneficial Owner      Beneficial Ownership
--------------------------------------------------------------------------------

                Monarch Resources Limited
                41 Cedar Avenue
Common          Hamilton, Bermuda HM 12   6,700,250 shares - direct   10.1%
--------------------------------------------------------------------------------

     The following table presents certain information regarding the number and percentage of the shares of Common Stock beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act) or otherwise held by each director and executive officer of the Corporation and by all directors and executive officers as a group, as of March 13, 2000. As of March 13, 2000, no director or executive officer of the Corporation beneficially owned or otherwise held any shares of the Corporation's Preferred Stock. On that date, all of such persons together beneficially owned an aggregate of less than 1% of the outstanding shares of the Corporation's Common Stock. Except as otherwise indicated, the directors and officers have sole voting and investment power with respect to the shares beneficially owned by them.

                                        Amount and Nature        Percent
Name of Individual  Title of Class   of Beneficial Ownership     of Class
------------------  --------------   -----------------------     --------

Arthur Brown          Common                   464,452(1,4)    Less than 1%
William B. Booth      Common                      75,108(1)    Less than 1%
J. Gary Childress     Common                      99,200(1)    Less than 1%
John E. Clute         Common                       5,300(3)    Less than 1%
Joe Coors, Jr.        Common                       5,000(3)    Less than 1%
Ted Crumley           Common                       8,539(3)    Less than 1%
Leland O. Erdahl      Common                      36,575(3)    Less than 1%
Roger A. Kauffman     Common                     112,382(1)    Less than 1%
Jon T. Langstaff      Common                      73,420(1)    Less than 1%
Charles L. McAlpine   Common                       7,000(3)    Less than 1%
Thomas J. O'Neil      Common                       4,000(3)    Less than 1%
Jorge E. Ordonez C.   Common                       5,000(3)    Less than 1%
Paul A. Redmond       Common                       2,704(3)    Less than 1%
John P. Stilwell      Common                      92,005(1)    Less than 1%
David F. Wolfe        Common                      13,550(1)    Less than 1%
Michael B. White      Common                      91,268(1)    Less than 1%


All officers and
directors as a group  Common                   1,095,503(2)      1.64%


     1. Includes the following number of shares of Common Stock issuable upon the exercise by the following individuals of currently exercisable options: Mr. Brown, 307,200; Mr. Booth, 74,100; Mr. Childress, 99,200; Mr. Kauffman, 109,000; Mr.
          Langstaff, 71,500; Mr. Stilwell, 89,650; Mr. Wolfe, 13,500; and Mr. White, 90,650.
     2. Includes 935,800 shares issuable upon the exercise of currently exercisable options.
     3. Includes the following number of shares credited to each nonemployee director, all of which are held in trust pursuant to the Corporation's Stock Plan for Nonemployee Directors: Mr. Clute, 5,000; Mr. Coors, 5,000; Mr. Crumley, 4,359; Mr. Erdahl, 5,000; Mr. McAlpine, 5,000; Mr. O'Neil, 4,000; Mr. Ordonez, 5,000; and Mr. Redmond, 2,404. Each director disclaims beneficial ownership of all shares held in trust under the stock plan (see "Compensation of Directors").
     4. Includes 132,290 shares credited to Arthur Brown under the Corporation's Executive Deferral Plan, all of which are held in trust pursuant to the plan. Mr. Brown disclaims beneficial ownership of all shares held in trust under the Executive Deferral Plan.

                      CERTAIN TRANSACTIONS

      On June 25, 1999, the Corporation purchased the La Camorra underground gold mine in Venezuela and silver exploration properties in Mexico from Monarch Resources Limited for $9,000,000 in cash and 6,700,250 shares of Common Stock of the Corporation (representing 10.1% of the Corporation's outstanding shares). The reported closing price for the Corporation's Common Stock on the New York Stock Exchange on the closing date of the transaction was $2.25. The purchase price was determined by arm's length negotiation between the Corporation and Monarch. Additionally, Monarch will retain a sliding scale net smelter royalty on future production if it ultimately exceeds 600,000 ounces at the La Camorra gold mine. The royalty starts at 1% when the price of gold exceeds $300 per ounce and tops out at 3% when the price of gold reaches $500 per ounce.


                      APPROVAL OF AUDITORS

     PricewaterhouseCoopers LLP, independent public accountants, has been selected by the Board of Directors as independent auditors for the Corporation for the fiscal year ending December
31,    2000,   subject   to   approval   by   the   shareholders.
PricewaterhouseCoopers LLP, or its predecessor firm,  has  served
as  independent  auditors for the Corporation since  1964.   This
firm is experienced in the field of mining accounting and is well-qualified to act in the capacity of auditors. The selection of this firm was recommended to the Board of Directors by its Audit Committee, composed of Messrs. Erdahl, McAlpine, O'Neil and
Ordonez,  none  of  whom  is  an  officer  or  employee  of   the
Corporation. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and to make a statement if the representative so desires and to be available to respond to any questions from shareholders.

     The Board of Directors recommends a vote FOR approval of the selection of PricewaterhouseCoopers LLP as the Corporation's independent auditors for 2000.

             PROVISIONS OF THE CORPORATION'S BY-LAWS
      WITH RESPECT TO SHAREHOLDER PROPOSALS AND NOMINATIONS
                    FOR ELECTION AS DIRECTORS

     The Corporation's By-Laws establish procedures governing the eligibility of nominees for election to the Board of Directors of the Corporation and the proposal of business to be considered by the shareholders at an Annual Meeting. For nominations or other business to be properly brought before an Annual Meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's Annual Meeting; provided however, that in the event that the date of the Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 120th day prior to such Annual Meeting and not later than the close of business on the later of the 90th day prior to such Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Adjournment of a meeting shall not commence a new time period for the giving of a shareholder's notice as described above. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, as amended, and Rule 14a-11 thereunder, including such person's written consent to being named in the proxy statement as a nominee and to serve as a director if elected; (b) as to any other business that the shareholder proposes to bring before the meeting, who has not otherwise complied with the rules and regulations under the Exchange Act for the inclusion of a shareholder proposal in the Corporation's proxy materials, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Corporation's books, and of such beneficial owner, and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner. The Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in the By-Laws and, if any proposed nomination or business is not in compliance with the By-Laws, to declare that such defective proposal shall be disregarded. The foregoing time limits also apply in determining whether notice is timely for purposes of rules adopted by the Securities and Exchange Commission relating to the exercise of discretionary voting authority.

         SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

    The Corporation will review shareholder proposals intended to be included in the Corporation's proxy materials for the 2001 Annual Meeting of Shareholders which are received by the Corporation at its principal executive offices no later than November 30, 2000, subject to the By-Law provision discussed above. Such proposals must be submitted in writing and should be sent to the attention of the Secretary of the Corporation. The Corporation will comply with Rule 14a-8 of the Exchange Act with respect to any proposal that meets its requirements.

                         ANNUAL REPORT

     The Corporation's Annual Report to Shareholders, including financial statements, for the year ended December 31, 1999 (the "Annual Report"), is being mailed to shareholders with this Proxy Statement. In addition, a shareholder of record may obtain a copy of the Corporation's Annual Report or Form 10-K for the fiscal year ended December 31, 1999 (the "Form 10-K"), without cost, upon written request to the Secretary of the Corporation. The Annual Report and the Form 10-K are not part of the proxy solicitation materials for the Annual Meeting.

                         OTHER BUSINESS

     As of the date of this Proxy Statement, the Board of Directors is not aware of any matters that will be presented for action at the Annual Meeting other than those described above. However, should other business properly be brought before the Annual Meeting, the Proxies will be voted thereon in the discretion of the persons acting thereunder.

                               By Order of the Board of Directors


                               Michael B. White
                               Secretary

March 31, 2000


PROXY SOLICITED ON BEHALF OF        HECLA MINING COMPANY         ANNUAL MEETING OF SHAREHOLDERS
THE BOARD OF DIRECTORS               6500 Mineral Drive                   May 5, 2000
                              Coeur d'Alene, Idaho 83815-8788


    THE  BOARD OF DIRECTORS RECOMMENDS A VOTE  "FOR"  THE ELECTION OF THE NOMINEES
                FOR  DIRECTOR  LISTED IN  ITEM  1  AND  "FOR" PROPOSAL 2.



         The undersigned, revoking any previous proxies, hereby appoints ARTHUR BROWN and MICHAEL B. WHITE, and each of them, proxies of the undersigned, with full power of substitution, to attend the Corporation's Annual Meeting of Shareholders on May 5,
2000, and any adjournments or postponements thereof, and there to vote the undersigned's shares on the following matters as described in the Board of Directors Proxy Statement for such Meeting, a copy of which has been received by the undersigned.

1.       ELECTION OF DIRECTORS   / /   FOR all nominees listed below  / /  WITHHOLD AUTHORITY
    / /   (except as marked to the contrary below)   / / to vote for all nominees listed below

        Arthur Brown              John E. Clute                  Joe Coors, Jr.

 (INSTRUCTION:     To  withhold  authority  to   vote   for   any
 individual nominee, put a line through that nominee's name.)

2.          PROPOSAL   to   approve   the   selection   of
PricewaterhouseCoopers  LLP  as  independent  auditors   of   the
Corporation for   the fiscal year ending December 31, 2000.

             / /  FOR       / /  AGAINST     / /  ABSTAIN






























3.       In  their  discretion  on all other  business  that  may
properly   come   before  the  meeting  or  any  adjournment   or
adjournments thereof.


         This   proxy  will  be  voted  as  specified.    If   no
   specification  is  made, this Proxy  will  be  voted  FOR  the election  of  the  three nominees for Directors  and  FOR  the adoption of Proposal 2.

DATE                                 , 2000   Signature
    ---------------------------------                  ---------------------------------

Please mark, sign, date and promptly return
the proxy card using the enclosed envelope.   Signature
                                                       --------------------------------


                                              The proxy must be signed
                                              exactly as your name or names
                                              appear on this  card.
                                              Executors, administrators,
                                              trustees,  partners, etc.
                                              should  give full title  as
                                              such.  If  the  signer  is  a
                                              corporation, please sign  full
                                              corporate name  by  duly
                                              authorized officer(s), who
                                              should specify the title(s) of
                                              such officer(s).

